QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(D)

        NOTICE OF GUARANTEED DELIVERY
To Tender Bearer Shares
With No Par Value,
Including those Represented by
American Depositary Shares,
of
Schering Aktiengesellschaft
Pursuant to the Offer Document published on April 13, 2006
by
Dritte BV GmbH
a wholly owned subsidiary of
Bayer Aktiengesellschaft

        ACCEPTANCE PERIOD: APRIL 13, 2006 UNTIL MAY 31, 2006

        THE ACCEPTANCE PERIOD (AS DEFINED IN THE OFFER DOCUMENT) WILL EXPIRE ON WEDNESDAY, MAY 31, 2006 (24:00 HOURS FRANKFURT AM MAIN (FEDERAL REPUBLIC OF GERMANY) LOCAL TIME ("FRANKFURT TIME"), 6:00 P.M. NEW YORK (U.S.A.) LOCAL TIME ("NEW YORK TIME")), UNLESS THE ACCEPTANCE PERIOD IS EXTENDED. IF THE CONDITIONS TO THE OFFER (AS DEFINED BELOW) ARE SATISFIED OR, IF PERMISSIBLE, WAIVED AT THE EXPIRATION OF THE ACCEPTANCE PERIOD (OTHER THAN THE CONDITION SET FORTH IN SECTION 6.1.2 OF THE OFFER DOCUMENT), AN ADDITIONAL ACCEPTANCE PERIOD (AS DEFINED IN THE OFFER DOCUMENT) WILL CONTINUE FOR A TWO WEEK PERIOD EXPECTED TO COMMENCE ON FRIDAY, JUNE 9, 2006 AND EXPIRE ON THURSDAY, JUNE 22, 2006 (24:00 HOURS FRANKFURT TIME, 6:00 P.M. NEW YORK TIME).

        HOLDERS OF SHARES (AS DEFINED BELOW) AND ADSs (AS DEFINED BELOW) WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCES OF THE OFFER DURING THE ACCEPTANCE PERIOD, INCLUDING ANY EXTENSION THEREOF. SEE SECTION 14 OF THE OFFER DOCUMENT FOR A DESCRIPTION OF WITHDRAWAL RIGHTS THAT WILL APPLY FOLLOWING EXPIRATION OF THE ACCEPTANCE PERIOD.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (i) if certificates evidencing U.S. Securities (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) if time will not permit all required documents to reach The Bank of New York (the "U.S. Settlement Agent") on or prior to the expiration of the Acceptance Period or the Additional Acceptance Period, as applicable. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the U.S. Settlement Agent and must include a guarantee by an Eligible Institution (as defined in the Offer Document) in the form set forth herein. See Section 5.2 of the Offer Document.

The U.S. Settlement Agent for the Offer is:

For Eligible Institutions only: by facsimile transmission to 1-212-815-6433

To confirm facsimile transmission only: 1-212-815-6212

By Mail:	By Overnight Delivery:	By Hand:
The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286—1248	The Bank of New York Tender & Exchange Department 101 Barclay Street—11W New York, NY 10286	The Bank of New York Tender & Exchange Department 101 Barclay Street—11W Receive & Deliver Window— Street Level New York, NY 10286

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

        THIS NOTICE OF GUARANTEED DELIVERY TO THE U.S. SETTLEMENT AGENT IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A U.S. DECLARATION OF ACCEPTANCE (AS DEFINED BELOW) OR ADS LETTER OF TRANSMITTAL (AS DEFINED BELOW) IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE U.S. DECLARATION OF ACCEPTANCE OR ADS LETTER OF TRANSMITTAL.

        THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST WITHIN THE TIME PERIOD SHOWN HEREIN COMMUNICATE THE GUARANTEE TO THE U.S. SETTLEMENT AGENT AND (1) IN THE CASE OF ADSs, MUST DELIVER THE AMERICAN DEPOSITARY RECEIPTS EVIDENCING ADSs TO THE U.S. SETTLEMENT AGENT OR DELIVER ADSs PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER INTO THE U.S. SETTLEMENT AGENT'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY, IN EITHER CASE TOGETHER WITH THE ADS LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE (AS DEFINED IN THE OFFER DOCUMENT) IN THE CASE OF A BOOK-ENTRY DELIVERY, OR (2) IN THE CASE OF SHARES, MUST DELIVER THE SHARES PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER INTO THE CLEARSTREAM BANKING AG ACCOUNT NUMBER 7001 (BHF-BANK) FOR THE ACCOUNT OF THE U.S. SETTLEMENT AGENT (NUMBER 0200662189 ENTITLED "SCHERING US SHARES") TOGETHER WITH THE U.S. DECLARATION OF ACCEPTANCE. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION. THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

        THE BIDDER INTENDS TO ENFORCE ALL RIGHTS IT MAY HAVE UNDER APPLICABLE LAW AGAINST ANY ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM AND FAILS TO DELIVER U.S. SECURITIES BY THE DEADLINE DESCRIBED ABOVE.

Ladies and Gentlemen:

        The undersigned hereby tenders to the U.S. Settlement Agent pursuant to the offer (together with any amendments or supplements thereto, the "Offer") of Dritte BV GmbH, a German limited liability company and a wholly-owned subsidiary of Bayer Aktiengesellschaft, a German stock corporation, to acquire all outstanding bearer shares with no par value ("Shares"), including Shares represented by American Depositary Shares ("ADSs"), of Schering Aktiengesellschaft, a German stock corporation, upon the terms and subject to the conditions set forth in the Offer Document published on April 13, 2006 (the "Offer Document") and (i) with respect to holders of Shares (but not ADSs) resident in the United States ("U.S. Shareholders") in the U.S. Declaration of Acceptance (the "U.S. Declaration of Acceptance") and (ii) with respect to holders of ADSs, in the ADS Letter of Transmittal (the "ADS Letter of Transmittal"), receipt of which are hereby acknowledged, the number of U.S. Securities (as defined below) set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer Document. This Notice of Guaranteed Delivery applies only to Shares held by U.S. Shareholders and ADSs (collectively, "U.S. Securities").

Signature(s):	Address(es):
Name(s) of Record Holders:
ZIP Code

Please Type or Print
Area Code and Tel. No.(s):
Number of Shares:	Check box if U.S. Securities will be tendered by book-entry transfer: ☐
Number of ADSs (and underlying Shares):	Account Number:
ADR No(s). (if available/applicable):

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (a) represents that the above named person(s) "own(s)" the U.S. Securities tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of U.S. Securities complies with Rule 14e-4 and (c) (i) in the case of Shares represented by ADSs, guarantees to deliver to the U.S. Settlement Agent the American Depositary Receipts evidencing the ADSs, in proper form for transfer, or to deliver the ADSs pursuant to the procedure for book-entry transfer into the U.S. Settlement Agent's account at The Depository Trust Company, together with the ADS Letter of Transmittal, properly completed and duly executed, with any required Medallion signature guarantees or an Agent's Message in the case of a book-entry delivery, and any other required documents or (ii) in the case of Shares, guarantees to deliver the Shares pursuant to the procedure for book-entry transfer into the Clearstream Banking AG account of number 7001 (BHF-Bank) for the account of the U.S. Settlement Agent (number 0200662189 entitled "Schering US Shares"), together with the U.S. Declaration of Acceptance, properly completed and duly executed, with any required Medallion signature guarantees, and any other required documents, in each case all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:	Authorized Signature:
Please Print
Address:	Name:
Title:
Area Code and Tel. No.:	Dated:

        NOTE: DO NOT SEND AMERICAN DEPOSITARY RECEIPTS WITH THIS NOTICE OF GUARANTEED DELIVERY. AMERICAN DEPOSITARY RECEIPTS SHOULD BE SENT WITH YOUR ADS LETTER OF TRANSMITTAL.

QuickLinks

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED GUARANTEE (Not to be used for signature guarantee)